Exhibit 99.1
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      Harrahs                                          CAESARS ENTERTAINMENT
 Entertainment, Inc.
[LOGO GRPAHIC OMITTED]                                 [LOGO GRPAHIC OMITTED]



Contact:         Brad Belhouse - Investors          Josh Hirsberg - Investors
                 Harrah's Entertainment, Inc.       Caesars Entertainment, Inc.
                 (702) 407-6367                     (702) 699-5269

                 David Strow - Media                Robert Stewart - Media
                 Harrah's Entertainment, Inc.       Caesars Entertainment, Inc.
                 (702) 407-6530                     (702) 699-5043

                 Owen Blicksilver for Colony Capital
                 Owen Blicksilver Public Relations, Inc.
                 (516) 742-5950


       Harrah's, Caesars Complete Sale of Four Casinos to Colony Capital

         LAS VEGAS, April 26, 2005 - Harrah's Entertainment, Inc. (NYSE:HET) and Caesars Entertainment, Inc. (NYSE:CZR) today completed the sale of Harrah's East Chicago, Harrah's Tunica, Atlantic City Hilton and Bally's Tunica to an affiliate of Colony Capital, LLC.

         The Colony affiliate paid a combined total of approximately $1.24 billion for the four properties.

         Harrah's and Caesars sold the four properties in connection with the $9.4 billion merger agreement between the two companies announced July 15, 2004, although the sale was not conditioned on closing of the merger. Stockholders of both companies separately approved the merger on March 11, 2005. Harrah's and Caesars expect the merger to close in the second quarter of 2005, pending receipt of required regulatory approvals.

         Founded 67 years ago, Harrah's Entertainment, Inc. owns or manages through various subsidiaries 25 casinos in the United States, primarily under the Harrah's and Horseshoe brand names. Harrah's Entertainment is focused on building loyalty and value with its valued customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

         Caesars Entertainment, Inc. (NYSE: CZR) is one of the world's leading gaming companies. With annual revenue of $4.2 billion, 24 properties on three continents, more than 25,000 hotel rooms, two million square feet of casino space and 50,000 employees, the Caesars portfolio is among the strongest in the industry. Caesars casino resorts operate under the Caesars, Bally's, Flamingo, Grand Casinos, Hilton and Paris brand names. The company has its corporate headquarters in Las Vegas.

         The company's Board of Directors in July 2004 accepted an offer from Harrah's Entertainment, Inc. to acquire the company for approximately $1.9 billion in cash and 67.9 million shares of Harrah's common stock. Shareholders of both companies approved the merger in separate meetings on March 11, 2005. The transaction is contingent on approval by federal and state regulatory agencies and is expected to close in the second quarter of 2005.

         More information about Harrah's and Caesars is available at their respective Web sites - www.harrahs.com and www.caesars.com

         Colony Capital, LLC is a private, international investment firm focusing primarily on real estate-related assets and operating companies. Since 1991, Colony Capital has invested more than $13.9 billion in over 7,650 assets through various corporate, portfolio and complex property transactions. One of the few private investment firms licensed in gaming, Colony owns Resorts Atlantic City and the Las Vegas Hilton. Colony also is a partner in Accor Casinos in Europe. Colony has a staff of more than 100 and is headquartered in Los Angeles, with offices in New York, Boston, Hawaii, Paris, London, Madrid, Rome, Beirut, Hong Kong, Tokyo, Taipei, Shanghai and Seoul. For additional information visit www.colonyinc.com.

         This release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of Harrah's and Caesars and Harrah's anticipated acquisition of Caesars. These forward-looking statements are based on current expectations and projections about future events.

         Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of Caesars and Harrah's may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein): financial community and rating agency perceptions of Harrah's and Caesars', the effects of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; the ability to timely and cost-effectively integrate into Harrah's operations the companies that it acquires, including with respect to its acquisition of Caesars; access to available and feasible financing, including financing for Harrah's acquisition of Caesars, on a timely basis; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; abnormal gaming holds; the effects of competition, including locations of competitors and operating and market competition; statements regarding the company's strategy, the company's use of the sale proceeds, Colony Capital's plans for the property, and the financial impact of this transaction on the company and futures uses of the company's capital and resources.

         Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah's and Caesars disclaim any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

Additional Information about the Acquisition and Where to Find It

         In connection with Harrah's proposed acquisition of Caesars ("Acquisition"), on January 24, 2005, Harrah's filed definitive materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that contains a definitive prospectus and joint proxy statement. INVESTORS AND SECURITY HOLDERS OF HARRAH'S AND CAESARS ARE URGED TO READ THE PROSPECTUS AND JOINT PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HARRAH'S, CAESARS AND THE ACQUISITION. The definitive materials filed on January 24, 2005, the preliminary versions of these materials filed on October 20, 2004, December 20, 2004, and January 24, 2005 and other relevant materials, and any other documents filed by Harrah's or Caesars with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Harrah's by directing a written request to: Harrah's Entertainment, Inc., One Harrah's Court, Las Vegas, Nevada 89119, Attention:
Investor Relations or Caesars Entertainment, Inc., 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials before making any investment decision with respect to the Acquisition.

         Harrah's, Caesars and their respective executive officers and directors may be deemed to be participants in the solicitation of election forms from the stockholders of Caesars in connection with the Acquisition. Information about those executive officers and directors of Harrah's and their ownership of Harrah's common stock is set forth in the Harrah's Form 10-K for the year ended December 31, 2004, which was filed with the SEC on March 1, 2005, and the proxy statement for Harrah's 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 3, 2005. Information about the executive officers and directors of Caesars and their ownership of Caesars common stock is set forth in the proxy statement for Caesars' 2004 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Harrah's, Caesars and their respective executive officers and directors in the Acquisition by reading the proxy statement and prospectus regarding the Acquisition.

         This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.